EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the inclusion in the registration statement on Form SB-2 of our report dated March 11, 2005 (with respect to prior restatements, September 15, 2005; with respect to the last paragraph of  Note I, December 28, 2006) on our audit of the consolidated financial statements of a21, Inc. and subsidiaries as of December 31, 2004 and for the year then ended.

/s/ Eisner LLP

New York, New York
December 28, 2006